UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2004

CALLIDUS SOFTWARE INC.

(Exact Name of Registrant
as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50463 (Commission File Number)	77-0438629 (IRS Employer Identification No.)

160 W. Santa Clara Street, Suite 1500 San Jose, CA (Address of Principal Executive Offices)	95113 (Zip Code)

(408) 808-6400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a -12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 5, 2004, Callidus Software Inc. and David B. Pratt agreed to extend the term of Mr. Pratt’s initial employment with Callidus as its President and CEO for an additional six month term beginning on December 25, 2004. The agreement extends the terms of the employment offer letter entered into between Mr. Pratt and Callidus on July 14, 2004 and also provides that subject to the continued employment of Mr. Pratt under the terms of such letter agreement, as extended, effective as of November 30, 2004, Callidus will grant Mr. Pratt an option to purchase 120,000 shares of Callidus’ common stock pursuant to the terms of the 2003 Stock Incentive Plan and standard form of option agreement authorized there under (other than with respect to vesting terms described herein). The option will vest as to 20,000 shares each month beginning on December 25, 2004. The full text of the extension letter is attached hereto as Exhibit 10.24.1.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     10.24.1 Employment Offer Letter Extension Agreement by and between David B. Pratt and Callidus Software Inc., dated November 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLIDUS SOFTWARE INC.
Date: November 9, 2004	By:	/s/ RONALD J. FIOR
		Name:	Ronald J. Fior
		Title:	Chief Financial Officer, Vice President, Finance

Exhibit Index

     10.24.1 Employment Offer Letter Extension Agreement by and between David B. Pratt and Callidus Software Inc., dated November 5, 2004.